                   SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                    DEAN WITTER LIMITED TERM MUNICIPAL TRUST
                   FOR THE 30 DAY PERIOD ENDED MARCH 31, 1998


                                             6
    (A)   YIELD = 2{ [ ((a-b)/c d) + 1] -1}


          WHERE:  a = Dividends and interest earned during the period

                  b = Expenses accrued for the period

                  c = The average daily number of shares outstanding
                      during the period that were entitled to receive dividends

                  d = The maximum offering price per share on the last day
                      of the period


                                                                              6
          YIELD = 2{ [(( 200,061.89 - 38,332.37)/5,605,538.261X 10.26)+1] -1}

                = 3.40%


    (B)   TAX EQUIVALENT YIELD = SEC Yield - (1- stated tax rate)
                               = 3.40% / (1-.396)
                               = 5.63%

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              SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                    DEAN WITTER LIMITED TERM MUNICIPAL TRUST


(A) AVERAGE ANNUAL TOTAL RETURNS (NO LOAD FUND)

(B) TOTAL RETURN (NO LOAD FUND)

                           --                               -
                          |        ----------------------  |
FORMULA:                  |       |           |
                          |  /\ n |          EV          |
                      t = |    \  |    -------------    | - 1
                          |     \ |          P         |
                          |      \|           |
                          |_                 _|

                                  EV
                     TR =       ------   - 1
                                  P

             t = AVERAGE ANNUAL COMPOUND RETURN
             n = NUMBER OF YEARS
             EV = ENDING VALUE
             P = INITIAL INVESTMENT
             TR = TOTAL RETURN


                                   (B)                             (A)
  $1,000          EV AS OF        TOTAL        NUMBER OF      AVERAGE ANNUAL
INVESTED - P     31-Mar-98     RETURN - TR     YEARS - n     COMPOUND RETURN
------------     ---------     -----------     ---------     ---------------
 31-Mar-97       $1,077.00         7.70%          1.00             7.70%
 12-Jul-93       $1,245.00        24.50%          4.72             4.76%


(C)   GROWTH OF $10,000
(D)   GROWTH OF $50,000
(E)   GROWTH OF $100,000


FORMULA:  G = (TR+1)*P
          G = GROWTH OF INITIAL INVESTMENT
          P = INITIAL INVESTMENT
          TR = TOTAL RETURN SINCE INCEPTION

                               (D) GROWTH OF    (E) GROWTH OF    (F) GROWTH OF
                   TOTAL          $10,000          $50,000          $100,000
INVESTED - P    RETURN - TR    INVESTMENT- G    INVESTMENT- G    INVESTMENT- G
------------    -----------    -------------    -------------    -------------
 12-Jul-93         24.50          $12,450           $62,250         $124,500